UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 19, 2018
TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware            1-12235                 51-0347963
(State or other jurisdiction of                    (IRS Employer Identification
incorporation)    (Commission File Number)         No.)

899 Cassatt Road, Suite 210                      19312
Berwyn, Pennsylvania                    (Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Agreement.
Triumph Group, Inc. (the "Company") and certain of its subsidiaries, as co-borrowers and guarantors thereunder, the financial institutions party thereto (the “Lenders”), and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”), are parties to that certain Third Amended and Restated Credit Agreement dated as of November 19, 2013 (as heretofore amended or modified, the “Existing Credit Agreement”).

On July 19, 2018, the Company, its subsidiary co-borrowers and guarantors entered into a Tenth Amendment to the Credit Agreement (the “Tenth Amendment” and the Existing Credit Agreement as amended by the Tenth Amendment, the “Credit Agreement”) with the Administrative Agent and the Lenders party thereto. Among other things, the Tenth Amendment:
(i) temporarily lowers the minimum Interest Coverage Ratio (as defined in the Credit Agreement) from 2.75 to 1.00 to 2.25 to 1.00 through March 31, 2019 and 2.50 to 1.00 through September 30, 2019;
(ii) modifies the definition of Consolidated EBITDA to (a) extend the period during which certain restructuring charges can be added back to Consolidated EBITDA to the expiration date of the Credit Agreement and (b) permit the add-back of transaction costs for asset sales and dispositions, even if not consummated;
(ii) adds an additional mandatory prepayment provision requiring that the Company prepay the outstanding revolving credit loans in an amount equal to (a) with respect to an Identified Asset Sale (as defined in the Credit Agreement) the greater of (x) $50.0 million dollars and (y) the 100% of the net asset sale proceeds received in connection therewith and (b) with respect to other Specified Asset Sales (as defined in the Credit Agreement), 100% of the net asset proceeds received from such other Specified Asset Sales;
(iv) adds a requirement that the revolving credit commitments be (a) initially reduced by the amount of the mandatory prepayments made by the Company in connection with Specified Asset Sales upon the earlier to occur of (x) the Company receiving net asset sale proceeds of at least $50.0 million dollars and (y) the consummation of the Identified Asset Sale, (b) further reduced by the amount of mandatory prepayments made by the Company in connection with subsequent Specified Asset Sales once the company has received $50.0 million in net asset sale proceeds from such subsequent Specified Asset Sales and (c) automatically reduced to $700.0 million on March 31, 2019 to the extent that the revolving credit commitments had not previously been permanently reduced to such level after giving effect to the mandatory revolving credit commitment reduction provisions set forth in the Credit Agreement;
(v) eliminates further mandatory revolving credit commitment reductions once the aggregate revolving credit commitments have first been reduced to $700.0 million;
(vi) permits performance guaranties on customer contracts and guaranties of operating leases for real property, in each case, that are included in asset sales or dispositions so long as indemnities for any obligations thereunder are obtained from the purchasers thereof;
(vii) increases the general permitted investment basket from $60 million to $80 million; and
(viii) modifies the accounting principles provisions to reflect current updates to GAAP.

Item 9.01 Financial Statements and Exhibits.
Exhibit No. Description
10.1    Tenth Amendment to Third Amendment and Restated Credit Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 19, 2018                    TRIUMPH GROUP, INC.

By: /s/ John B. Wright, II
John B. Wright, II
Senior Vice President, General
Counsel and Secretary